UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

Mediacom LLC

Mediacom Capital Corporation

(Exact names of Registrants as specified in their charters)

New York New York	333-82124-01 333-82124-04	06-1433421 06-1513997
(State or other jurisdiction of incorporation or organization)	(Commission File Nos.)	(IRS Employer Identification Numbers)

100 Crystal Run Road

Middletown, New York 10941

(Address of principal executive offices)

Registrants’ telephone number: (845) 695-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 1, 2012, Mediacom LLC and Mediacom Capital Corporation announced that they have priced an offering of $250 million aggregate principal amount of senior notes due 2022 in a private sale to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The registrants also announced that the size of the initial offering was increased by $50 million aggregate principal amount of senior notes, which will bear interest at a rate of 7.25 percent per year. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release dated February 1, 2012

(1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2012

Mediacom LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2012

Mediacom Capital Corporation

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

(3)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 1, 2012